UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  March 31, 2014

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 8.01 Other Events.

On April 3, 2014, KEMET Corporation (the “Company”) issued a press release announcing that its wholly-owned subsidiary, KEMET Electronics Italia S.r.l. (“KEMET Italia”), entered into an Agreement for the Transfer of a Branch of a Going Concern (the “Agreement”), dated March 31, 2014, to sell the assets and specified liabilities of KEMET Italia’s Machinery division to Manz AG (“Manz”) for a purchase price of € 8.1 million.
The Machinery division was originally acquired by KEMET as part of its purchase of Arcotronics Italia S.p.A. in 2007, and manufactures machines for the production of lithium-ion batteries, film capacitors and electrolytic capacitors. As a result of the sale, all 83 division employees will be transferred to Manz. The Agreement also requires the parties to enter into a supply agreement by which Manz will supply certain capacitor manufacturing equipment to KEMET through December 31, 2017.
The transaction is expected to close no later than April 30, 2014. The purchase price is subject to standard adjustments for balance sheet changes occurring prior to closing.
A copy of the press release announcing the Agreement is filed as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description of Exhibit
99.1        Press Release, dated April 3, 2014, issued by the Company.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014	KEMET Corporation

/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 3, 2014, issued by the Company.

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